Exhibit 10.39

AMENDMENT NO. 2

THIS AMENDMENT NO. 2 (the “Amendment No. 2”), dated as of January 13, 2005, to the Letter of Credit, Reimbursement and Guaranty Agreement, dated as of March 1, 2004 (the “SunTrust Agreement”), by and among LESLIE CONTROLS, INC., a New Jersey corporation (the “Borrower”), CIRCOR INTERNATIONAL, INC., a Delaware corporation (the “Guarantor”), and SUNTRUST BANK, a state banking association organized and existing under the laws of the State of Georgia with its principal offices located in Atlanta, Georgia (the “Bank”);

W I T N E S S E T H:

WHEREAS, the Hillsborough County Industrial Development Authority (the “Issuer” ) has previously issued its Industrial Development Revenue Refunding Bonds (Leslie Controls, Inc. Project), Series 1994, in the original aggregate principal amount of $4,765,000, and currently outstanding in the aggregate principal amount of $4,760,000 (the “Bonds”) for the purpose of refunding all or a portion of the Issuer’s $7,200,000 Hillsborough County Industrial Development Authority Industrial Development Revenue Bonds (Leslie Controls, Inc. Project), Series 1986; and

WHEREAS, the Bank has issued its irrevocable Letter of Credit No. F842814, dated March 3, 2004 with an original expiration date of March 1, 2005, in connection with the issuance of the Bonds, pursuant to the terms of the SunTrust Agreement; and

WHEREAS, the Borrower, the Guarantor and the Bank now desire to amend the SunTrust Agreement in certain respects; and

WHEREAS, the SunTrust Agreement provides that it may be amended, modified or discharged upon an agreement in writing of the Borrower, the Guarantor and the Bank.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantor and the Bank hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the SunTrust Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the SunTrust Agreement shall be amended by deleting Section 7.8 in its entirety and replacing it with the following:

Section 7.8 Tangible Net Worth. The Guarantor will not permit its Tangible Net Worth as of the last day of any fiscal quarter of the Guarantor to be less than the sum of (a) $98,145,000 plus (b) 50% of Consolidated Net Income for each fiscal quarter of the Company ending after June 30, 2003 for which Consolidated Net Income is a positive number.

Section 3. Representations and Warranties. The Borrower and the Guarantor represent and warrant to the Bank that the representations and warranties set forth in Section 7 of the SunTrust Agreement (after giving effect to the amendment to the SunTrust Agreement provided for by this Amendment No. 2) are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to the “Agreement” included reference to this Amendment No. 2 (or, if any such representation and warranty is expressly to be made as of a specific date, as of such specific date).

Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the SunTrust Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

(a) Execution by All Parties. This Amendment No. 2 shall have been executed and delivered by the Borrower, the Guarantor and the Bank.

(b) Consummation of Acquisition. The Company shall have consummated the acquisition of substantially all the capital stock of a California-based manufacturing corporation for a purchase price in excess of $30,000,000.

(c) Goodwill. The acquisition described in (b) above shall have increased the goodwill, as defined in accordance with Generally Accepted Accounting Principles, of the Guarantor by more than $20,000,000.

Section 5. Expiration. If, in any case, the conditions precedent described in Section 4 above are not met within 15 days of the date hereof, the Bank shall be considered to have withdrawn or never given its consent to this Amendment, and the execution of an officer of the Bank below shall be null and void. In such event, the SunTrust Agreement shall remain in full effect and enforceable, according to its terms as of the day prior to the date hereof.

Section 6. Miscellaneous. Except as provided herein, the SunTrust Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. The Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and the year first written above.

BORROWER:

LESLIE CONTROLS, INC.

By:	/s/ Kenneth W. Smith
Title:	Vice President

GUARANTOR:

CIRCOR INTERNATIONAL, INC.

By:	/s/ Kenneth W. Smith
Title:	Senior Vice President

BANK:

SUNTRUST BANK

By:	/s/ Robert Maddox
Title:	Vice President

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